[SUTHERLAND ASBILL & BRENNAN LLP]

April 25, 2006

Farm Bureau Life Insurance Company

5400 University Avenue

West Des Moines, Iowa 50266

Re:	Farm Bureau Life Variable Account
(File No. 33-12789)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (File No. 33-12789) for Farm Bureau Life Variable Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth